UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):
July 10, 2006 (July 9, 2006)
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On July 9, 2006 Cash America International, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with The Check Giant, LLC (“TCG”), and the members of TCG, under which the Company would acquire substantially all of the assets of TCG. TCG offers short-term cash advances exclusively over the Internet under the name “CashNetUSA” at www.cashnetusa.com.
     The Purchase Agreement provides for the Company to pay an initial purchase price of approximately $35 million in cash at closing and up to five supplemental earnout payments during the two year period after the closing. The amount of each supplemental payment is to be based on a multiple of the consolidated earnings attributable to TCG’s business before interest, income taxes, depreciation and amortization expenses for the twelve months preceding each scheduled supplemental payment, reduced by amounts previously paid. The supplemental payments are to be paid in cash; the Company would, however, have the option of paying up to 25% of each supplemental payment in shares of its common stock.
     The transaction is expected to close within approximately 60 days, subject to the receipt of required regulatory and other approvals and other customary conditions.
     This description of the Purchase Agreement is qualified in its entirety to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.
ITEM 2.02. Results Of Operations And Financial Condition
     On July 10, 2006, Cash America International, Inc. (the “Company”) announced that it expects earnings for the second quarter ended June 30, 2006 will exceed its previously released guidance and be higher than security analysts’ published estimates. A copy of the Company’s news release containing the announcement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
ITEM 7.01. Regulation FD Disclosure.
     The press release announcing the execution of the Purchase Agreement is being furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements And Exhibits
(c)	Exhibits — The following exhibits are furnished pursuant to the disclosures included under Items 1.01, 2.02 and 7.01 of this report on Form 8-K.
2.1	Asset Purchase Agreement dated July 9, 2006 by and among The Check Giant, LLC, the subsidiaries of The Check Giant, LLC, the Members of The Check Giant, LLC, and Cash America International, Inc.

99.1	Press Release dated July 10, 2006 issued by Cash America International, Inc.

99.2	Press Release dated July 10, 2006 issued by Cash America International, Inc.
Statement Regarding Forward Looking Information
     This report contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules. The Company intends that all forward-looking statements be subject to the safe harbors created by these laws and rules. When used in this current report, the words “believes”, “estimates”, “plans”, “expects”, “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The statements in this report that are not historical facts, including, but not limited to, the statements related to the completion of the transactions described in this report, and these statements are based on current expectations. Actual results may differ materially from those expressed in the forward-looking statements, and such statements should not be regarded as a representation by the Company or any other person that the results expressed in the statements will be achieved. Among the factors that could cause the results to differ include not closing an acquisition transaction if any transaction closing condition, such as the receipt of needed regulatory or other approvals or the absence of a change or event that would reasonably be expected to have a material adverse effect on the acquisition target’s business, results of operation or business prospects, is not satisfied, the ability to successfully integrate a newly acquired business into the Company’s existing operations, and other risk factors described in the Company’s filings with the Securities and Exchange Commission.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: July 10, 2006	By:	/s/ J. Curtis Linscott

J. Curtis Linscott, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated July 9, 2006 by and among The Check Giant, LLC, the subsidiaries of The Check Giant, LLC, the Members of The Check Giant, LLC, and Cash America International, Inc.

99.1	Press Release dated July 10, 2006 issued by Cash America International, Inc.

99.2	Press Release dated July 10, 2006 issued by Cash America International, Inc.

4